Exhibit 99.1
THE REALREAL ANNOUNCES THIRD QUARTER 2024 RESULTS
Q3 2024 Revenue of $148 million, up $15 million or 11% Year-Over-Year
Q3 2024 Net Loss of $(18) million, or (12.1)% of Total Revenue, improved $5 million Year-Over-Year
Q3 2024 Adjusted EBITDA of $2.3 million or 1.6% of Total Revenue, increased $9 million Year-Over-Year

SAN FRANCISCO, November 4, 2024 -The RealReal (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today reported financial results for its third quarter ended September 30, 2024. Third quarter 2024 gross merchandise value (GMV) and total revenue increased 6% and 11% respectively, compared to the third quarter of 2023. During the quarter, consignment revenue grew 14% compared to the same period in 2023. Third quarter Adjusted EBITDA improved $9 million compared to the third quarter of 2023.

“I am pleased to report strong results for the third quarter, and I am encouraged by the continued strength in supply trends as we enter the fourth quarter," said Rati Levesque, Chief Executive Officer of The RealReal. “Third quarter GMV, Total Revenue, and Adjusted EBITDA all exceeded our prior expectations, enabling us to raise our full year outlook.”

Levesque continued, “Our team is focused on delivering against our 2024 commitments. I’m encouraged by our results and by how our teams are executing against our vision to change the way people shop for the better, creating a unique circular shopping experience built on technical expertise and high-touch human service.”

Third Quarter Highlights
•GMV was $433 million, an increase of 6% compared to the same period in 2023
•Total Revenue was $148 million, an increase of 11% compared to the same period in 2023
•Gross Profit was $111 million, an increase of $17 million compared to the same period in 2023
•Gross Margin was 74.9%, an increase of 430 basis points compared to the same period in 2023
•Net Loss was $(18) million or (12.1)% of total revenue, compared to $(23) million or (17.2)% of total revenue in the same period in 2023
•Adjusted EBITDA was $2.3 million or 1.6% of total revenue compared to $(7.0) million or (5.2)% of total revenue in the same period in 2023
•GAAP basic net loss per share was $(0.16) compared to $(0.22) in the prior year period and GAAP diluted net loss per share was $(0.17) compared to $(0.22) in the prior year period
•Non-GAAP basic and diluted net loss attributable to common shareholders per share was $(0.09) compared to $(0.15) in the prior year period
•Top-line-related Metrics
◦Trailing three months active buyers was 389,000, an increase of 7% compared to the same period in 2023
◦Orders were 829,000, an increase of 4% compared to the same period in 2023
◦Average order value (AOV) was $522, an increase of 2% versus the same period in 2023

Q4 and Full Year 2024 Guidance
Based on market conditions as of November 4, 2024, we are raising our full year guidance. Additionally, we are providing guidance for fourth quarter 2024 GMV, Total Revenue and Adjusted EBITDA, which is a Non-GAAP financial measure.

We have not reconciled forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations including payroll tax expense on employee stock transactions that are not within our control, or other components that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss).

	Q4 2024	Full Year 2024
GMV	$484 - $500 million	$1.810 - $1.826 billion
Total Revenue	$158 - $165 million	$595 - $602 million
Adjusted EBITDA	$6.5 - $9.5 million	$4.7 - $7.7 million

Webcast and Conference Call
The RealReal will host a conference call to review the company’s third quarter 2024 results beginning at approximately 2:00 p.m. Pacific Time today (5:00 p.m. Eastern Time). A live webcast of the conference call and accompanying materials will be available online at investor.therealreal.com. A replay of the webcast will be available at the same location.
About The RealReal, Inc.
The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, with 37 million members. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have hundreds of in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by thousands of brands across numerous categories—including women's and men's fashion, fine jewelry and watches, art and home—in support of the circular economy. We make selling effortless with free virtual appointments, in-home pickup, drop-off and direct shipping. We handle all of the work for consignors, including authenticating, using AI and machine learning to determine optimal pricing, photographing and listing their items, as well as shipping and customer service.
Investor Relations Contact:
Caitlin Howe
IR@therealreal.com
Press Contact:
Mallory Johnston
PR@therealreal.com
Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “target,” “contemplate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of the impacts of recent geopolitical events, including the conflict between Russia and Ukraine and the Israel-Hamas war, and uncertainty surrounding macro-economic trends, the debt exchange, financial guidance, anticipated growth in 2024, the anticipated impact of generative AI, and long-range financial targets and projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, inflation, macroeconomic uncertainty, geopolitical instability, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.
More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in

the company's most recent Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.
Non-GAAP Financial Measures
To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total revenue (“Adjusted EBITDA Margin”), free cash flow, non-GAAP net loss attributable to common stockholders, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.

We calculate Adjusted EBITDA as net loss before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, employer payroll tax expense on employee stock transactions, legal settlement charges, restructuring, warehouse fire costs (net), gain on extinguishment of debt, change in fair value of warrant liabilities and certain one-time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax expense on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax expense will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Non-GAAP net loss per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net loss plus stock-based compensation expense, provision (benefit) for income taxes, payroll tax expenses on employee stock transactions, legal settlement charges, restructuring charges, gain on extinguishment of debt, change in fair value of warrant liabilities and certain one-time expenses divided by weighted average shares outstanding. We exclude the effect of our liability classified warrants to arrive at the weighted average common shares outstanding when their effect is anti-dilutive. We believe that making these adjustments before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.
Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Consignment revenue	$116,908	$102,852	$345,270	$302,072
Direct revenue	15,623	17,356	45,056	63,196
Shipping services revenue	15,224	12,964	46,163	40,663
Total revenue	147,755	133,172	436,489	405,931
Cost of revenue:
Cost of consignment revenue	13,326	13,577	39,714	43,681
Cost of direct revenue	12,925	15,686	38,970	61,162
Cost of shipping services revenue	10,791	9,837	32,347	30,859
Total cost of revenue	37,042	39,100	111,031	135,702
Gross profit	110,713	94,072	325,458	270,229
Operating expenses:
Marketing	11,604	11,591	40,646	44,460
Operations and technology	66,199	61,038	194,593	194,645
Selling, general and administrative	47,512	44,788	141,364	138,959
Restructuring	—	(856)	196	37,396
Total operating expenses (1)	125,315	116,561	376,799	415,460
Loss from operations	(14,602)	(22,489)	(51,341)	(145,231)
Change in fair value of warrant liability	744	—	(9,209)	—
Gain on extinguishment of debt	—	—	4,177	—
Interest income	1,940	2,260	6,272	6,717
Interest expense	(5,948)	(2,673)	(15,468)	(8,018)
Loss before provision for income taxes	(17,866)	(22,902)	(65,569)	(146,532)
Provision for income taxes	72	47	178	247
Net loss attributable to common stockholders	$(17,938)	$(22,949)	$(65,747)	$(146,779)
Net loss per share attributable to common stockholders
Basic	$(0.16)	$(0.22)	$(0.61)	$(1.45)
Diluted	$(0.17)	$(0.22)	$(0.61)	$(1.45)
Weighted average shares used to compute net loss per share attributable to common stockholders
Basic	109,016,060	102,648,790	107,043,946	101,087,793
Diluted	112,418,751	102,648,790	107,043,946	101,087,793

(1) Includes stock-based compensation as follows:
Marketing	$225	$382	$707	$1,181
Operations and technology	2,533	3,115	7,527	10,107
Selling, general and administrative	5,000	5,039	14,346	15,005
Total	$7,758	$8,536	$22,580	$26,293

THE REALREAL, INC.
Condensed Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$153,179	$175,709
Accounts receivable, net	15,953	17,226
Inventory, net	19,921	22,246
Prepaid expenses and other current assets	22,677	20,766
Total current assets	211,730	235,947
Property and equipment, net	95,218	104,087
Operating lease right-of-use assets	79,142	86,348
Restricted cash	14,911	14,914
Other assets	5,251	5,627
Total assets	$406,252	$446,923
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$10,795	$8,961
Accrued consignor payable	73,242	77,122
Operating lease liabilities, current portion	22,487	20,094
Convertible senior notes, net, current portion	26,600	—
Other accrued and current liabilities	92,573	82,685
Total current liabilities	225,697	188,862
Operating lease liabilities, net of current portion	91,274	104,856
Convertible senior notes, net	276,483	452,421
Non-convertible notes, net	131,427	—
Warrant liability	19,626	—
Other noncurrent liabilities	7,158	4,083
Total liabilities	751,665	750,222
Stockholders’ deficit:
Common stock, $0.00001 par value; 500,000,000 shares authorized as of September 30, 2024, and December 31, 2023; 109,689,946 and 104,670,500 shares issued and outstanding as of September 30, 2024, and December 31, 2023, respectively	1	1
Additional paid-in capital	839,958	816,325
Accumulated deficit	(1,185,372)	(1,119,625)
Total stockholders’ deficit	(345,413)	(303,299)
Total liabilities and stockholders’ deficit	$406,252	$446,923

THE REALREAL, INC.
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(65,747)	$(146,779)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	24,806	23,530
Stock-based compensation expense	22,580	26,293
Reduction of operating lease right-of-use assets	11,280	12,999
Bad debt expense	1,844	1,565
Non-cash interest expense	3,761	575
Issuance costs allocated to liability classified warrants	374	—
Accretion of debt discounts and issuance costs	1,607	1,920
Property, plant, equipment, and right-of-use asset impairments	—	33,817
Provision for inventory write-downs and shrinkage	2,479	8,836
Gain on debt extinguishment	(4,177)	—
Change in fair value of warrant liability	9,209	—
Loss related to warehouse fire, net	279	—
Other adjustments	(628)	(556)
Changes in operating assets and liabilities:
Accounts receivable, net	(571)	(2,922)
Inventory, net	96	9,474
Prepaid expenses and other current assets	990	1,897
Other assets	229	(2,856)
Operating lease liability	(15,263)	(21,399)
Accounts payable	837	(1,550)
Accrued consignor payable	(5,006)	(15,018)
Other accrued and current liabilities	10,036	(1,499)
Other noncurrent liabilities	(163)	(118)
Net cash used in operating activities	(1,148)	(71,791)
Cash flow from investing activities:
Insurance proceeds related to warehouse fire	461	—
Capitalized proprietary software development costs	(8,051)	(9,870)
Purchases of property and equipment	(9,168)	(25,528)
Net cash used in investing activities	(16,758)	(35,398)
Cash flow from financing activities:
Proceeds from exercise of stock options	118	19
Taxes paid related to restricted stock vesting	(467)	(501)
Proceeds from issuance of stock in connection with the Employee Stock Purchase Program	624	446
Cash received from settlement of capped calls in conjunction with the Note Exchange	396	—
Issuance costs paid related to the Note Exchange	(5,298)	—
Net cash used in financing activities	(4,627)	(36)
Net decrease in cash, cash equivalents and restricted cash	(22,533)	(107,225)
Cash, cash equivalents and restricted cash
Beginning of period	190,623	293,793
End of period	$168,090	$186,568

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Adjusted EBITDA Reconciliation:
Net loss	$(17,938)	$(22,949)	$(65,747)	$(146,779)
Depreciation and amortization	8,270	7,744	24,806	23,530
Interest income	(1,940)	(2,260)	(6,272)	(6,717)
Interest expense	5,948	2,673	15,468	8,018
Provision for income taxes	72	47	178	247
EBITDA	(5,588)	(14,745)	(31,567)	(121,701)
Stock-based compensation	7,758	8,536	22,580	26,293
Payroll taxes expense on employee stock transactions	76	74	250	142
Legal settlement	—	—	600	1,100
Restructuring charges (1)	—	(856)	196	37,396
Gain on extinguishment of debt (2)	—	—	(4,177)	—
Change in fair value of warrant liability (3)	(744)	—	9,209	—
One time expenses (4)	822	—	1,211	159
Adjusted EBITDA	$2,324	$(6,991)	$(1,698)	$(56,611)

(1) Restructuring charges for the three and nine months ended September 30, 2023 consists of impairment of right-of-use assets and property and equipment, employee severance charges, gain on lease terminations, and other charges, including legal and transportation expenses.
(2) The gain on extinguishment of debt for the nine months ended September 30, 2024 reflects the difference between the carrying value of the Exchanged Notes and the fair value of the 2029 Notes.
(3) The change in fair value of warrant liability for the three and nine months ended September 30, 2024 reflects the remeasurement of the warrants issued by the Company in connection with the Note Exchange in February 2024.
(4) One time expenses for the three and nine months ended September 30, 2024 consists of vendor services settlements and estimated losses, net of estimated insurance recoveries related to the fire at one of our New Jersey authentication centers. One time expenses for the nine months ended September 30, 2023 consists of retention bonuses for certain executives incurred in connection with our founder's resignation on June 6, 2022.

A reconciliation of GAAP net loss to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(17,938)	$(22,949)	$(65,747)	$(146,779)
Stock-based compensation	7,758	8,536	22,580	26,293
Payroll tax expense on employee stock transactions	76	74	250	142
Legal settlement	—	—	600	1,100
Restructuring charges	—	(856)	196	37,396
Provision for income taxes	72	47	178	247
Gain on extinguishment of debt	—	—	(4,177)	—
Change in fair value of warrant liability	(744)	—	9,209	—
One time expenses	822	—	1,211	159
Non-GAAP net loss attributable to common stockholders	$(9,954)	$(15,148)	$(35,700)	$(81,442)
Weighted-average common shares outstanding to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	109,016,060	102,648,790	107,043,946	101,087,793
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.09)	$(0.15)	$(0.33)	$(0.81)
The following table presents a reconciliation of net cash provided for (used in) operating activities to free (negative) cash flow for each of the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided for (used in) operating activities	$9,073	$(10,933)	$(1,148)	$(71,791)
Purchase of property and equipment and capitalized proprietary software development costs	(6,939)	(8,120)	(17,219)	(35,398)
Free (negative) cash flow	$2,134	$(19,053)	$(18,367)	$(107,189)

Key Financial and Operating Metrics:

	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024

GMV	$440,659	$492,955	$444,366	$423,341	$407,608	$450,668	$451,941	$440,914	$433,074
NMV	$325,105	$367,382	$327,805	$303,918	$302,912	$335,245	$334,815	$329,422	$335,191
Consignment Revenue	$93,874	$110,199	$102,643	$96,577	$102,852	$113,500	$115,648	$112,714	$116,908
Direct Revenue	$34,005	$33,252	$24,953	$20,887	$17,356	$15,964	$12,709	$16,724	$15,623
Shipping Services Revenue	$14,824	$16,204	$14,308	$13,391	$12,964	$13,909	$15,443	$15,496	$15,224
Number of Orders	952	993	891	789	794	826	840	820	829
Take Rate	36.0%	35.7%	37.4%	36.7%	38.1%	37.7%	38.4%	38.5%	38.6%
Active Buyers (1)	404	430	388	351	364	381	384	381	389
AOV	$463	$496	$499	$537	$513	$545	$538	$538	$522
(1) During the three months ended June 30, 2024, we updated active buyers to be buyers who purchased goods through our online marketplace during the 3 months ended on the last day of the period presented. Previously we had measured buyers who purchased goods during the 12 months ended on the last day of the period presented. The prior periods have been updated to active buyers during the 3 months ended on the last day of the period presented.